EXHIBIT 1

                             JOINT FILING AGREEMENT

         The undersigned hereby agree to the joint filing of the Schedule 13G to which this Agreement is attached.




                           Dated:  October 10, 2001





                                      ARTISAN INVESTMENT CORPORATION
                                          for itself and as general partner of
                                          ARTISAN PARTNERS LIMITED PARTNERSHIP




                                      By: /s/ Andrew A. Ziegler
                                          -----------------------------------
                                                 Andrew A. Ziegler
                                                 President


                                       ANDREW A. ZIEGLER

                                       /s/ Andrew A. Ziegler
                                       --------------------------------------


                                       CARLENE MURPHY ZIEGLER

                                       /s/ Carlene Murphy Ziegler
                                       --------------------------------------



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